VECTREN CORPORATION
                              EMPLOYMENT AGREEMENT



         This AGREEMENT by and between Vectren Corporation, an Indiana corporation (the "Company"), and William S. Doty (the "Executive"), dated as of the 30th day of April, 2001.

         1. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on April 30, 2001 (the "Commencement Date") and ending on the third annual anniversary of the Commencement Date (the "Employment Period"); provided, however, that the Employment Period shall automatically be extended without action by either party for one (1) month periods, without further action of the parties, as of the first month anniversary of the Commencement Date and each succeeding monthly anniversary unless the Company or the Executive shall have served written notice to the other party prior to May 31, 2001 or prior to any subsequent monthly anniversary, as the case may be, of its or his intention that the Agreement shall terminate at the end of the thirty-six (36) month period that begins with the monthly anniversary of the Commencement Date immediately following the date of such written notice; provided, further, that the Employment Period shall automatically terminate upon the Executive's attainment of age sixty-five (65). A notice delivered by the Company or the Executive that it or he does not intend to extend the term of this Agreement shall hereinafter be referred to as a "Nonrenewal Notice." For purposes of this Agreement, employment and compensation paid by any direct or indirect subsidiary of the Company will be deemed to be employment and compensation paid by the Company.

         2.       Terms of Employment.
                  -------------------

                  (a)      Position and Duties.
                           -------------------

                           (i) During the Employment Period, the Executive shall
                  serve in the position and at the location set forth on Exhibit A hereto, or such other executive position(s) appropriate to the Executive's training, qualifications or experience, as the Compensation Committee of the Company may from time to time determine which position(s) are reasonably comparable to the Executive's initial position.

                           (ii) During the Employment Period, and excluding any
                  periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform such responsibilities in a professional manner. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Commencement Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Commencement Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                  (b)      Compensation.
                           ------------

                           (i) Base Salary. During the Employment Period, the
                  Executive shall receive an annual base salary ("Annual Base Salary") in an amount no less than the Executive's annual base salary in effect on the Commencement Date, payable in cash. If the Annual Base Salary is increased after the Commencement Date, the increased Base Salary amount shall become the minimum level of Annual Salary for the Executive. The Annual Base Salary shall be paid no less frequently than in equal monthly installments.

                           (ii) Annual Bonus. During the Employment Period, the
                  Executive shall have an annual bonus opportunity no less than the applicable target award percentage in effect for the Executive's employment level which is in effect immediately prior to the Commencement Date or, if greater, in effect at any time after the Commencement Date.

                           (iii) Long-Term Incentives. During the Employment
                  Period the Executive shall be eligible to participate in all long-term incentive plans and in all Company stock incentive plans (the "Stock Incentive Plan"), practices, policies and programs to the extent applicable generally to other peer executives of the Company and its affiliated companies. The Executive's awards under the Stock Incentive Plan shall be no less than the applicable awards in effect for the Executive's employment level which is in effect at the Commencement Date or, if later, at the date of his initial participation in the Stock Incentive Plan; provided, however, that if the awards under the Stock Incentive Plan subsequently increases, the increased award level shall become the minimum award.

                           (iv) Savings and Retirement Plans. During the
                  Employment Period, the Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs to the extent applicable generally to other peer executives of the Company and its affiliated entities. Notwithstanding anything contained in this Agreement to the contrary and while Executive shall become a participant in a nonqualified supplemental retirement plan ("Vectren SERP"), the Vectren Transaction (as defined in Section 3(f) of this Agreement) shall not be deemed to be an Acquisition of Control for purposes of determining the Executive benefits, if any, under the Vectren SERP.

                           (v) Welfare and Other Benefit Plans. During the
                  Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits and executive perquisites under welfare, fringe, change of control protection, incentive, vacation and other similar benefit plans, practices, policies and programs provided by the Company and its affiliated entities (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated entities.

                           (vi) Expenses. During the Employment Period, the
                  Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive, in accordance with the policies of the Company.

                           (vii) Indemnity. The Executive shall be indemnified
                  by the Company against claims arising in connection with the Executive's status as an employee, officer, director or agent of the Company in accordance with the Company's indemnity policies for its senior executives, subject to applicable law.

         3.       Termination of Employment.
                  -------------------------

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the

         Disability (as defined below) of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 9(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth day after receipt of such notice by the Executive (the "Disability Commencement Date"), provided that, within the thirty day period after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall have the meaning set forth in the Company's long-term disability plan.

                  (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i)      intentional gross misconduct by the
                  Executive damaging in a material way to the Company, or

                           (ii) a material breach of this Agreement, after the
                  Company has given the Executive notice thereof and a reasonable opportunity to cure.

                  (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement and before the conclusion of the Window Period (as defined in Section 3(f) below) of the Company, "Good Reason" shall mean a material breach by the Company of this Agreement after the Executive has given the Company notice of the breach and a reasonable opportunity to cure. After the Window Period, "Good Reason" shall mean, without the Executive's written consent, (i) a demotion in the Executive's status, position or responsibilities which, in his reasonable judgment, does not represent a promotion from his status, position or responsibilities as in effect immediately prior to the Change in Control (as defined in Section 3(f) below); (ii) the assignment to the Executive of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities immediately prior to the Change in Control; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions that the Executive had immediately prior to the Change in Control, except in connection with the termination of his employment for total and permanent disability, death or Cause or by him other than for Good Reason; (iii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within twelve (12) months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior Executives of the Company effected in the preceding twelve (12) months;
         (iv) the relocation of the principal executive offices of the Company or Company affiliate, whichever entity on behalf of which the Executive performs a principal function of that entity as part of his employment services, to a location more than fifty (50) miles outside the Evansville, Indiana metropolitan area or, if his services are not performed in Evansville, Indiana, the Company's requiring him to be based at any place other than the location at which he performed his duties immediately prior to the end of the Window Period, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations at the time of a Change in Control; (v) the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Executive participates immediately prior to the Change in Control, including but not limited to the Company's stock option and restricted stock plans, if any, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), with which he has consented, has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue his participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein; (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by him or to which he was entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans in which he was participating at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him or to which he was entitled at the time of the Change in Control, or the failure by the Company to provide him with the number of paid vacation and sick leave days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof; (vii) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement; or (viii) any request by the Company that the Executive participate in an unlawful act or take any action constituting a breach of the Executive's professional standard of conduct.

                  (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
         (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and
         (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Commencement Date, as the case may be.

                  (f) Other Termination. The Executive's employment may be terminated by the Executive voluntarily, without Good Reason, during a thirty (30) day period immediately following the first annual anniversary of a Change in Control of the Company ("Window Period"). For purposes of this Agreement, a "Change in Control" means:

                           (i) The acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company,
                  (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this paragraph are satisfied;

                           (ii) Individuals who, as of April 30, 2001,
                  constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (iii) Consummation of a reorganization, merger or
                  consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, one or more of its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

                           (iv) Approval by the shareholders of the Company of
                  (A) a complete liquidation or dissolution of the Company or
                  (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition
                  (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, one or more of its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

                           (v) The closing, as defined in the documents relating
                  to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute an "Change in Control" under subsection (iii) or
                  (iv) of this Section 3(f) of this Agreement.

         Except as provided in the last sentence of this Section and notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated before a Change in Control as defined in this Section 3(f) and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a "Change in Control" and who effectuates a "Change in Control" or (ii) otherwise occurred in connection with, or in anticipation of, a "Change in Control" which actually occurs, then for all purposes of this Agreement, the date of a "Change in Control" with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.


         4.       Obligations of the Company upon Termination.
                  -------------------------------------------

                  (a) Good Reason; Other Than for Cause. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability, or the Executive shall terminate employment for Good Reason or, if still available under
         Section 3(f), without reason during the Window Period.

                           (i) The Company shall pay to the Executive in a lump
                  sum in cash within fifteen calendar days after the Date of Termination the aggregate of the amounts set forth in clauses A, B and C below:

                                    A. the sum of (1) the Executive's Annual
                           Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the greater of the highest bonus paid to or the target bonus in effect for the Executive with respect to the three years ending prior to the year in which the Date of Termination occurs (the "Minimum Bonus") and (y) a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any other nonqualified benefit plan balances to the extent not theretofore paid (the sum of the amounts described in clauses

                           (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); provided, however, that for purposes of this Section 4, Base Salary shall include any elective salary reductions in effect for the Executive under any tax qualified or non-qualified deferred compensation plan maintained by the Company; and

                                    B.      the amount equal to the product of
                          (1) and (2) where:

                                            (1)  is

                                                     (i) if the Date of
                                            Termination occurs coincident with
                                            or after a Change in Control, the
                                            lesser of (a) three or (b) the
                                            number of years, rounded to the
                                            nearest twelfth (1/12th) of a year,
                                            between the Date of Termination and
                                            the Executive's attainment of age
                                            sixty-five (65) and

                                                     (ii) if the Date of
                                            Termination occurs prior to a Change
                                            in Control, the number of years
                                            remaining in the Executive's
                                            Employment Period at the Date of
                                            Termination, rounded to the nearest
                                            twelfth (1/12th) of a year,

                                    and where

                                            (2)  is the sum of (x) the
                                    Executive's Annual Base Salary and (y) the
                                    Minimum Bonus; and

                                    C. an amount equal to the excess of (a) the
                           actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan or such other qualified defined benefit pension plan in which the Executive participates, if any (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the Commencement Date), and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for the period determined below:

                                            (1) if the Date of Termination
                                    occurs coincident with or after a Change in Control, the lesser of (a) three or (b) the number of years, rounded to the nearest twelfth (1/12th) of a year, between the Date of Termination and the Executive's attainment of age sixty-five (65) and

                                            (2) if the Date of Termination
                                    occurs prior to a Change in Control, the number of years remaining in the Executive's Employment Period at the Date of Termination, rounded to the nearest twelfth (1/12th) of a year, and assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation during the duration of the Employment Period is the sum of the Annual Base Salary and Minimum Bonus over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination; provided, however, that such determination shall also take into account, to the extent applicable, any early retirement subsidy, based on the Executive's age, service or both, for the additional service and age that the Executive would have realized if he remained employed for the period described above in this subparagraph;

                           (ii) any restricted stock, stock options and any
                  other stock awards under the Stock Incentive Plan or any other Company sponsored plan or arrangement that were outstanding immediately prior to the Commencement Date ("Prior Stock Awards") shall become immediately vested and/or exercisable, as the case may be;

                           (iii)    for the period determined below:

                                    (1) if the Date of Termination occurs
                           coincident with or after a Change in Control, the lesser of (a) three or (b) the number of years, rounded to the nearest twelfth (1/12th) of a year, between the Date of Termination and the Executive's attainment of age sixty-five (65) and

                                    (2) if the Date of Termination occurs prior
                           to a Change in Control, the number of years remaining in the Executive's Employment Period at the Date of Termination, rounded to the nearest twelfth (1/12th) of a year, and or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Plans, programs, practices, executive perquisites and Policies described in section 2(b)(v) of this Agreement if the Executive's employment had not been terminated or, it more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed for the duration of the Employment Period after the Date of Termination and to have retired on the last day of such period; and

                           (iv) to the extent not theretofore paid or provided,
                  the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, excluding any severance plan or policy except to the extent that such plan or policy provides, in accordance with its terms, benefits with a value in excess of the benefits payable to the Executive under this
                  Section 4, (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                  (b) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates employment without Good Reason or, if the Window Period has not been eliminated under Section 3(f), not during the Window Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) Accrued Obligations less the amount determined under Section 4(a)(i)A(2) hereof, and (y) Other Benefits, in each case to the extent theretofore unpaid.

                  (c) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the

         Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                  (d) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4(d) shall include, and the Executive shall be entitled after the Disability Commencement Date to receive, disability and other benefits as in effect generally with respect to other peer executives of the Company and its affiliated companies and their families.

         5.       Confidential Information; Noncompetition.
                  ----------------------------------------

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In addition, Executive shall not solicit employees of the Company for at least a one (1) year period beginning on the Date of Termination.

                  (b) In the event of a termination of the Executive by the Company for Cause or by the Executive before a Change in Control and without Good Reason, until the second anniversary of the Executive's Date of Termination, the Executive will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, any business which competes, or that is planning to compete, with the utility business of the Company or any of its affiliates or any other business in which the Company or any of its affiliates are engaged immediately prior to the Date of Termination in:

                           (i)      Indiana;

                           (ii)     Ohio, Michigan, Illinois or Kentucky; and

                           (iii)    the United States.

         The parties expressly agree that the terms of this limited non-competition provision under this section are reasonable, enforceable, and necessary to protect the Company's interests, and are valid and enforceable. In the unlikely event, however, that a court of competent jurisdiction were to determine that any portion of this limited non-competition provision is unenforceable, then the parties agree that the remainder of the limited non-competition provision shall remain valid and enforceable to the maximum extent possible.

                  (c) Specific Enforcement/Injunctive Relief. The Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained in Subsection (b) above, but that such damages from any breach would be great, incalculable and irremediable, and that damages would be an inadequate remedy. Accordingly, the Executive agrees that the Company may have specific performance of the terms of this Agreement in any court permitted by this Agreement. The parties agree however, that specific performance and the "add back" remedies described above shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity including, but not limited to, temporary, preliminary, and/or permanent injunctive relief.

         6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this

Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         7.       Successors.
                  ----------

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not he assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         8.       Certain Additional Payments by the Company.
                  ------------------------------------------

                  (a) Anything in this Agreement to the contrary or any termination of this Agreement notwithstanding and except as provided in subsection (e) of this Section 8, in the event it shall be determined that any payment or distribution or benefit made or provided by the Company or its affiliates to or for the benefit of the Executive whether pursuant to this Agreement or otherwise, and determined without regard to any additional payments required under this Section 8 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross- Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination and whether subsection (e) is applicable, shall be made by the Company's independent auditor (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) give the Company any information reasonably requested by the Company relating to such claim,

                           (ii) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in
                  order effectively to contest such claim, and

                           (iv) permit the Company to participate in any
                  proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
         Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to he paid.

                  (e) Notwithstanding anything contained in this Section 8 to the contrary, if the Executive's net after tax benefit for the payments made under this Agreement, including the Gross-Up Payment and after taking into account the applicable income and excise taxes (as determined in accordance with subsection (b) of this Section 8), would result in a net after tax benefit no greater than one hundred and five percent (105%) of the amount payable to the Executive assuming the Executive's payments under this Agreement were limited to the maximum amount that could be payable without application of the excise tax imposed by Section 4999 of the Code (the "Section 4999 Limit"), the Executive's payments shall be limited to the Section 4999 Limit.

         9.       Miscellaneous.
                  -------------

                  (a) This Agreement shall be governed by and construed in accordance with the laws of Indiana, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force, or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                   (b) All notices and other communications hereunder shall be in writing and shall he given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:
                           -------------------

                           William S. Doty
                           Vectren Corporation
                           20 N.W. Fourth Street
                           Evansville, Indiana  47708

                           If to the Company:
                           -----------------
                           Attention: Niel Ellerbrook, Chief Executive Officer Vectren Corporation
                           20 N.W. Fourth Street
                           Evansville, Indiana  47708
         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee,

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) On and after the Commencement Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof and any such agreement shall be deemed terminated without any remaining obligations of either party thereunder.

         10. Effective Date. This Agreement is effective as of April 30, 2001. Furthermore, this Agreement supersedes the employment agreement between William S. Doty and Vectren Corporation dated March 31, 2000. Executive hereby acknowledges that he has received sufficient consideration for substitution of this Agreement for the prior employment agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


/s/ William S. Doty
------------------------------------
William S. Doty, the Executive

Date: May 24, 2001


Vectren Corporation


By/s/  Robert L. Koch II
-----------------------------------
         Robert L. Koch II
         Chairman of Compensation Committee
         of Board of Directors

Date: June 26, 2001

                                                                    EXHIBIT A



NAME                   POSITION                         LOCATION
--------               ------------                     ----------
William S. Doty        Senior Vice President            Evansville